                   Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Forms S-8 (Nos. 333-116921 pertaining to The United Illuminating Company 401(k)/Employee Stock Ownership Plan) of UIL Holdings Corporation of our report dated June 15, 2005 relating to the financial statements and the financial statement schedules of The United Illuminating Company 401(k)/Employee Stock Ownership Plan for the year ended December 31, 2004, included in this annual report on Form 11-K for the year ended December 31, 2004.

                            Dworken, Hillman, LaMorte & Sterczala P.C.

Shelton, Connecticut
June 24, 2005